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                                                                Exhibit 10.36

                                    MBI-VENKATADRI

                                PARTNERSHIP AGREEMENT


    THIS AGREEMENT is made as of October 18, 1996, by (i) Molecular Biosystems, Inc., a Delaware corporation ("MBI"), and (ii) Bobba Venkatadri ("Mr. Venkatadri") and Annapurna Bobba ("Mrs. Venkatadri") (together, the "Venkatadris") (also referred to individually as "Partner", or collectively as the "Partners").

                                      RECITALS:

    A. The Partners wish to purchase real estate to be used as a principal residence by the Venkatadris located at 13397 Wyngate Point, San Diego, California 92130 (the "Property").

    B.   The Partners will own the Property as tenants in common.

    C. The Partners desire to set out the terms of their partnership as follows.

    NOW, THEREFORE, in consideration of their mutual promises, the Partners agree as follows:

    1. PURCHASE OF THE PROPERTY. The Venkatadris will have sole responsibility for selecting the Property and for negotiating, financing (other than as provided by MBI herein) and consummating the purchase of the Property.

    2. CAPITAL CONTRIBUTIONS. MBI will contribute $300,000 ("MBI's Initial Capital Contribution") towards the purchase of the Property. Such contribution will be made at the time of the closing of the purchase of the Property. The Venkatadris will contribute the difference between MBI's Initial Capital Contribution and the purchase price of the Property (such purchase price to be known as the "Original Purchase Price").

    3. PERCENTAGE OWNERSHIP INTERESTS. Each Partner will own an undivided interest in the Property as tenants in common (although as between them, the Venkatadris' interest may be held in joint tenancy), with their percentage ownership interests in the Property (the "Interests") calculated as follows:

    (a) MBI's Interest shall be derived by dividing MBI's Initial Capital Contribution by the Original Purchase Price, with the result expressed as a percentage; and

    (b) The Venkatadris' Interest shall be equal to the sum of 100% minus MBI's Interest.

Each Partner's Interest will remain constant, unless recalculated as provided in
Section 6 below or as otherwise agreed upon by the Partners.


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    4.   TITLE AND OTHER DOCUMENTATION.  The Venkatadris will ensure that title to the Property is held in the names of MBI and the Venkatadri as tenants in common and that any and all real estate, tax, financing or other records reflect their ownership as tenants in common. The Venkatadris agree to execute and cooperate in the recording of any and all documents necessary to evidence the rights and obligations of the Partners contained in this Agreement.

    5. OBLIGATIONS WITH RESPECT TO THE PROPERTY. The Venkatadris shall maintain the Property and keep it in good condition and repair and shall be responsible for all expenses in connection with maintenance, financing and ownership of the Property, including, but not limited to, mortgage payments, upkeep, taxes and other assessments, insurance, homeowner association fees, if any, repairs and improvements (the latter of which shall be at the Venkatadris' option) and utilities. The Venkatadris shall maintain liability insurance in amounts approved by MBI and all-risk property insurance coverage on the Property, including, without limitation, fire, extended coverage, and vandalism and malicious mischief in an amount which is not less than 100% of the replacement cost of the Property. The Venkatadris shall also maintain flood insurance if the Property is located in an area designated by the Federal Emergency Management Agency or any other applicable governmental or quasi-governmental authority having jurisdiction over the Property as a special flood hazard area. The Venkatadris shall ensure that MBI is named as an additional insured under all of the insurance policies entered into pursuant to this Section.

    6. FAILURE TO PERFORM OBLIGATIONS. In the event that the Venkatadris fail or refuse for any reason to perform his obligations under Section 5 above, MBI may perform such obligations upon written notice to Mr. Venkatadri. MBI may, at its option, recoup the cost of its performance (the "Performance Cost") as follows:

    (a) deduct the Performance Cost from any payments (including compensation) due to Mr. Venkatadri by MBI; or

    (b) recalculate the Interests as follows:

         (i) MBI's recalculated Interest shall be derived by dividing (A) two times the sum of the Performance Cost PLUS MBI's Initial Capital Contribution by (B) the Original Purchase Price, with the result expressed as a percentage; and

         (ii) The Venkatadris' recalculated Interest shall be equal to the sum of 100% minus MBI's recalculated Interest.

         In the event of such recalculation of the Interests, the Performance Cost may also be referred to herein as "MBI's Additional Capital Contribution."


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    7.  PURCHASE OF MBI'S INTEREST IN EVENT OF MR. VENKATADRI'S TERMINATION.

    (a) AGREED VALUATION. In the event of the termination of Mr. Venkatadri's employment for any reason, the Partners shall agree on a valuation of the Property within 30 days of such termination. If the Partners fail to reach agreement on valuation within such 30-day period, each Partner shall select a certified appraiser to perform an appraisal of the Property at each selecting Partner's expense. The average of the two appraisals shall be known as the Agreed Valuation.

    (b) PAYMENT AND CALCULATION OF PURCHASE PRICE. Within (i) 3 years of the date of termination in the event of an Involuntary Termination, (ii) 2 years of the date of termination in the event of a termination for any reason other than Involuntary Termination or Voluntary Termination, or
    (iii) 1 year from the date of termination in the event of a Voluntary Termination, Mr. Venkatadri (or his estate) shall purchase MBI's Interest for a purchase price equal to the following:

         the sum of (A) the product of (x) MBI's Interest (as it may be recalculated in accordance with Section 6) MULTIPLIED BY (y) the
         Agreed Valuation, PLUS (B) interest at the prime rate   as published
         in the Wall Street Journal, accrued from the date of Mr. Venkatadri's termination to the date of purchase (the "Termination Purchase Price"), but in no event less than the sum of (C) MBI's Initial Capital Contribution plus (D) MBI's Additional Capital Contribution.

    (c) PURCHASE BY THIRD PARTY. In the event that Mr. Venkatadri is unable or unwilling to purchase MBI's Interest, the Venkatadris may sell the Property to a third party, and Mr. Venkatadri shall be deemed to have complied with his purchase obligation under this Section if a third party purchaser pays MBI the Termination Purchase Price. MBI shall cooperate with the Venkatadris in effectuating a sale to a third party under the circumstances described herein.

    (d) DEFINITIONS. The following terms used in this Section shall have the meanings assigned to them below:

         (i) "Involuntary Termination" shall be deemed to have occurred if Mr. Venkatadri's employment is terminated by MBI because he dies or cannot perform his normal duties on a full-time basis by reason of any physical or mental impairment for a period of 6 consecutive months or 8 months out of any 12-month period.

         (ii) "Voluntary Termination" shall be deemed to have occurred if Mr. Venkatadri's employment is terminated by Mr. Venkatadri, other than in the event of a Constructive Termination.

         (iii) "Constructive Termination" shall be deemed to have occurred if Mr. Venkatadri's employment is terminated by Mr. Venkatadri within 3 months


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         following (A) any reduction in his annual base salary (I.E., exclusive of bonuses or other compensation) or (B) a relocation of his place of employment more than 35 miles from San Diego if the costs of such relocation are not paid for by MBI.

    8. SALE OF PROPERTY DURING MR. VENKATADRI'S EMPLOYMENT.

    (a) PURCHASE OF REPLACEMENT PROPERTY. During the term of Mr. Venkatadri's employment by MBI, the Venkatadris may sell the Property and purchase new property to be used as their principal residence in the San Diego, California area (or other area in the event of an MBI-required relocation) (the "Replacement Property"). The Venkatadris may reinvest all of the proceeds of the sale in the Replacement Property.

    (b) PERCENTAGE OWNERSHIP INTERESTS IN REPLACEMENT PROPERTY. Each Partner will own an undivided interest in the Replacement Property as tenants in common, with their percentage ownership interests in the Replacement Property (the "Replacement Interests") calculated as follows:

         (i) MBI's Replacement Interest shall be derived by dividing (A) the sum of (x) MBI's Initial Capital Contribution PLUS (y) MBI's Additional Capital Contributions, if any plus (2) the amount in excess of the sum of (x) plus (y) that MBI would have received if no Replacement Property had been purchased, by (B) the purchase price of the Replacement Property, with the result expressed as a percentage; and

         (ii) The Venkatadris' Replacement Interest shall be equal to the sum of (A) 100% minus (B) MBI's Replacement Interest.

    (c) RETURN OF EXCESS TO MBI. In the event that the sum of MBI's Initial Capital Contribution and MBI's Additional Capital Contributions, if any, is greater than the purchase price of the Replacement Property, the Venkatadris will return such excess to MBI within 10 days after the closing of the purchase of the Replacement Property.

    (d) CONTINUING RIGHTS AND OBLIGATIONS WITH RESPECT TO REPLACEMENT PROPERTY. All of the Partners' rights and obligations hereunder with respect to the Property will continue with respect to the Replacement Property.

    9. BOOKS AND RECORDS. The Venkatadris shall keep books and records relating to the maintenance, financing, taxation and ownership of the Property, which may be inspected upon reasonable notice by MBI.

    10. TRANSFERS OR ENCUMBRANCES. Neither Partner shall sell, transfer, assign, pledge, or otherwise encumber or divest himself of ownership or control of the Property or his or its Interest, whether voluntarily or by operation of law, except as expressly permitted hereunder or with the prior written consent of the other Partner. Notwithstanding the foregoing, MBI

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may assign its Interest to an entity which it owns or controls.  If any encumbrance affecting the Interest of a Partner or the Property exists in violation of these restrictions, the Partner who granted or permitted the encumbrance shall immediately proceed at his or its expense to remove the encumbrance, and shall hold the other Partner harmless from any loss or expense suffered as a consequence of the encumbrance.

    11. TAXABILITY OF PAYMENTS. In the event that Mr. Venkatadri is deemed to receive taxable income for any payment or reimbursement by MBI under this Agreement, such payments will be grossed up to account for all applicable income taxes.

    12. AMENDMENT. This Agreement may be amended only by a written agreement signed by all of the parties who are bound by this Agreement at the time.

    13. NOTICES. Any notice or other communication given under this Agreement shall be duly given if, and only if, it is in writing and is delivered in person to the intended recipient or is sent by certified mail, postage prepaid, addressed, in MBI's case, to MBI at its principal office, and addressed, in the Venkatadris' case, to Mr. Venkatadri at his residence as it appears on MBI's books and records. A party may change his address for this purpose by giving notice of the change in the requisite manner.

    14. CAPTIONS. The captions of particular sections and subsections of this Agreement have been inserted for convenience only and shall not affect the terms of this Agreement.

    15. GOVERNING LAW. This Agreement shall be governed by the substantive laws of the State of Delaware.

    16. BINDING EFFECT. This Agreement shall be binding on, an shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors, and permitted assigns.


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IN WITNESS the parties have signed this Agreement on the date first given above.


Dated:  October 18, 1996
                                  MOLECULAR BIOSYSTEMS, INC.


                             By:   /s/ Gerard A. Wills
                                ----------------------------------------------
                                  Its: Vice President, Finance and CFO
                                      ----------------------------------------

                                   /s/ Bobba Venkatadri
                                  --------------------------------------------
                                   BOBBA VENKATADRI

                                   /s/ Annapurna Bobba
                                 ---------------------------------------------
                                  MRS. ANNAPURNA BOBBA





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